Exhibit (j)(i)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information and to the use of our reports dated December 23, 2013, which are incorporated by reference in this Registration Statement (Form N-1A) of Direxion Shares ETF Trust, to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 99 to the Registration Statement under the Securities Act of 1933 (File No. 333-150525).

/s/ Ernst & Young LLP

New York, New York

February 27, 2014